As filed with the Securities and Exchange Commission on June 9, 2006
Registration Nos.	333-
333-125225
333-106149
333-103418
333-97317
333-77000
333-71056
333-63216
333-56170
333-45056
333-77597
333-04410
33-78560

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
AND
POST-EFFECTIVE AMENDMENT NO. 1 TO
REGISTRATION STATEMENTS
NO. 333-125225, NO. 333-106149, NO. 333-103418, NO. 333-97317, NO. 333-77000, NO. 333-71056,
NO. 333-63216, NO. 333-56170, NO. 333-45056, NO. 333-77597, 333-04410 AND NO. 33-78560
UNDER
THE SECURITIES ACT OF 1933

SYNOPSYS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	56-1546236
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

700 EAST MIDDLEFIELD ROAD

MOUNTAIN VIEW, CALIFORNIA 94043

(650) 584-5000

(Address of Principal Executive Offices, including Zip Code)

2006 Employee Equity Incentive Plan

2005 Non-Employee Directors Equity Incentive Plan

(Full Titles of the Plans)

AART J. DE GEUS

CHIEF EXECUTIVE OFFICER

SYNOPSYS, INC.

700 EAST MIDDLEFIELD ROAD

MOUNTAIN VIEW, CALIFORNIA 94043

(650) 584-5000

(Name, address, including zip code, and telephone number,
including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount To Be Registered (1)(2)	Proposed Maximum Offering Price Per Share (3)	Proposed Maximum Aggregate Offering Price (3)	Amount of Registration Fee
Common Stock, $0.01 par value per share issuable under the 2006 Employee Equity Incentive Plan (1)	47,497,248	$19.76	$938,545,620.50	$0(1)(5)
Common Stock, $0.01 par value per share, reserved for future issuance under the 2005 Non-Employee Directors Equity Incentive Plan	450,000	$19.76	$8,892,000.00	$951.45(3)
Total	47,947,248	$19.76	$947,437,620.50	$951.45(1)(3)(5)
Preferred Share Purchase Rights	47,947,248	(4)	(4)	(4)

(1)

This registration statement is (a) a new registration statement; (b) a Post-Effective Amendment No. 1 to the registrant’s registration statement on Form S-8 (File No. 333-125225), as filed with the Securities and Exchange Commission on May 25, 2005 (the “2005 Registration Statement”); (c) a Post-Effective Amendment No. 1 to the registrant’s registration statement on Form S-8 (File No. 333-106149), as filed with the Securities and Exchange Commission on June 16, 2003 (the “June 2003 Registration Statement”); (d) a Post-Effective Amendment No. 1 to the registrant’s registration statement on Form S-8 (File No. 333-103418), as filed with the Securities and Exchange Commission on February 25, 2003 (the “February 2003 Registration Statement”); (e) a Post-Effective Amendment No. 1 to the registrant’s registration statement on Form S-8 (File No. 333-97317), as filed with the Securities and Exchange Commission on July 30, 2002 (the “July 2002 Registration Statement”); (f) a Post-Effective Amendment No. 1 to the registrant’s registration statement on Form S-8 (File No. 333-77000), as filed with the Securities and Exchange Commission on January 18, 2002 (the “January 2002 Registration Statement”); (g) a Post-Effective Amendment No. 1 to the registrant’s registration statement on Form S-8 (File No. 333-71056), as filed with the Securities and Exchange Commission on October 5, 2001 (the “October 2001 Registration Statement”); (h) a Post-Effective Amendment No. 1 to the registrant’s registration statement on Form S-8 (File No. 333-63216), as filed with the Securities and Exchange Commission on June 18, 2001 (the “June 2001 Registration Statement”); (i) a Post-Effective Amendment No. 1 to the registrant’s registration statement on Form S-8 (File No. 333-56170), as filed with the Securities and Exchange Commission on February 26, 2001 (the “February 2001 Registration Statement”); (j) a Post-Effective Amendment No. 1 to the registrant’s registration statement on Form S-8 (File No. 333-45056), as filed with the Securities and Exchange Commission on September 1, 2000 (the “2000 Registration Statement”); (k) a Post-Effective Amendment No. 1 to the registrant’s registration statement on Form S-8 (File No. 333-77597), as filed with the Securities and Exchange Commission on May 3, 1999 (the “1999 Registration Statement”); (l) a Post-Effective Amendment No. 1 to the registrant’s registration statement on Form S-8 (File No. 333-04410), as filed with the Securities and Exchange Commission on May 3, 1996 (the “1996 Registration Statement”); and (m) a Post-Effective Amendment No. 1 to the registrant’s registration statement on Form S-8 (File No. 33-78560), as filed with the Securities and Exchange Commission on May 3, 1994 (the “1994 Registration Statement”) (the 2005 Registration Statement, the June 2003 Registration Statement, the February 2003 Registration Statement, the July 2002 Registration Statement, the January 2002 Registration Statement, the October 2001 Registration Statement, the June 2001 Registration Statement, the February 2001 Registration Statement, the 2000 Registration Statement, the 1999 Registration Statement, the 1996 Registration Statement and the 1994 Registration Statement are collectively referred herein as the “Prior Registration Statements”). The shares being registered hereby include the shares previously registered for sale and not yet issued under (A) the registrant’s 2005 Assumed Stock Option Plan (formerly the Nassda Corporation 2001 Stock Option Plan) pursuant to the 2005 Registration Statement; (B) the registrant’s 1998 Nonstatutory Stock Option Plan pursuant to the June 2003 Registration Statement, the February 2003 Registration Statement, the July 2002 Registration Statement, the January 2002 Registration Statement, the October 2001 Registration Statement, the June 2001 Registration Statement, the February 2001 Registration Statement and the September 2000 Registration Statement; and (C) the registrant’s 1992 Stock Option Plan pursuant to the 1999 Registration Statement, the 1996 Registration Statement and the 1994 Registration Statement. The number of shares issuable under the 2006 Employee Equity Incentive Plan will also be increased by the number of shares that would otherwise have reverted to the share reserve of the 2005 Assumed Stock Option Plan (formerly the Nassda Corporation 2001 Stock Option Plan), the 1998 Nonstatutory Stock Option Plan and the 1992 Stock Option Plan (collectively, the “Plans”), as applicable, as a result of, for example, expiration, termination or forfeiture of awards under the Plans. As a result, the registration fees paid with respect to the Prior Registration Statements are being carried over to this registration statement in accordance with the principles set forth in Instruction E to Form S-8 (the “Instruction”) and Interpretation 89 under Section G, “Securities Act Forms” of the Manual of Publicly Available Telephone Interpretations of the Division of Corporations Finance and the Securities and Exchange Commission (as supplemented through September 2004) (the “Interpretation”).

(2)                                  Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall cover any additional shares of Common Stock which become issuable in respect of the shares registered hereunder by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration which results in an increase in the number of the Registrant’s outstanding shares of Common Stock.

(3)                                  Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) promulgated under the Securities Act. The offering price per share and aggregate offering price are based upon the average of the high and low prices of Registrant’s Common Stock as reported on the NASDAQ National Market on June 6, 2006, in accordance with Rule 457(c) of the Securities Act.

(4)                                  Preferred Share Purchase Rights, which are attached to the shares of Common Stock to be issued but do not trade separately from the shares of Common Stock until a triggering event. No additional offering price attaches to these rights.

(5)                                  As described in Statement Pursuant to General Instruction E to Form S-8, below, the registration fee payable for the 47,497,248 shares being registered hereby under the 2006 Employee Equity Incentive Plan was previously paid with the Prior Registration Statements. The calculation of the prior registration statement fees paid and being applied to this registration statement are as set forth below.

Date Registration Statement Filed	Registration Statement	Plan Under Which Shares Registered	Total Shares Originally Registered(A)	Number of Shares Carried Over(A)(B)	Maximum Offering Price per Share Paid on Shares Carried Over(A)(C)	Proposed Maximum Aggregate Offering Price for Shares Carried Over	Amount of Registration Fee Paid for Shares Carried Over
05/25/05	333-125225	2005 Assumed Stock Option Plan (formerly the Nassda Corporation 2001 Stock Option Plan)	1,297,664	1,111,914	$18.05(D)	$20,070,047(D)	$838.93
05/25/05	333-125225	2005 Assumed Stock Option Plan (formerly the Nassda Corporation 2001 Stock Option Plan)	2,296,901	2,296,901	$17.65	$40,540,302	$1,694.58
06/16/03	333-106149	1998 Nonstatutory Stock Option Plan	1,890,000	1,890,000	$31.13	$58,835,700	$4,759.81
02/25/03	333-103418	1998 Nonstatutory Stock Option Plan	6,604,516	6,604,516	$20.0375	$132,337,990	$10,706.14
07/30/02	333-97317	1998 Nonstatutory Stock Option Plan	5,053,520	5,053,520	$20.495	$103,571,890	$9,528.61
01/18/02	333-77000	1998 Nonstatutory Stock Option Plan	5,000,000	5,000,000	$27.0025	$135,012,400	$12,421.15
10/5/01	333-71056	1998 Nonstatutory Stock Option Plan	2,782,500	2,782,500	$20.87	$58,056,863	$5,341.23
06/18/01	333-63216	1998 Nonstatutory Stock Option Plan	2,782,500	2,782,500	$28.65	$79,711,669	$19,928.00
02/26/01	333-56170	1998 Nonstatutory Stock Option Plan	1,000,000	1,000,000	$24.64	$24,640,625	$6,160.16
09/01/00	333-45056	1998 Nonstatutory Stock Option Plan	11,600,000	5,066,934	$18.22	$92,319,537	$24,370.69
06/08/00	333-38810	1998 Nonstatutory Stock Option Plan	1,080,000	0	N/A	N/A	N/A
03/10/00	333-32130	1998 Nonstatutory Stock Option Plan	4,400,000	0	N/A	N/A	N/A
11/09/99	333-90013	1998 Nonstatutory Stock Option Plan	2,155,000	0	N/A	N/A	N/A
08/02/99	333-84279	1998 Nonstatutory Stock Option Plan	2,667,500	0	N/A	N/A	N/A
05/03/99	333-77597	1998 Nonstatutory Stock Option Plan	5,100,000	0	N/A	N/A	N/A
04/24/98	333-50947	1998 Nonstatutory Stock Option Plan	1,133,472	0	N/A	N/A	N/A
05/03/99	333-77597	1992 Stock Option Plan	4,544,656	4,544,656	$23.30	$105,876,282	$29,433.61
05/03/96	333-04410	1992 Stock Option Plan	13,500,000	13,000,000	$20.38	$264,940,000	$91,358.62
05/05/94	33-78560	1992 Stock Option Plan	12,000,000	5,673,587	$10.06	$57,090,469	$19,686.51
08/23/93	33-67810	1992 Stock Option Plan	3,000,000	0	N/A	N/A	N/A
02/24/92	33-45943	1992 Stock Option Plan	14,752,152	0	N/A	N/A	N/A
Total			104,640,381	57,307,028			$236,228.04

(A)                              All share and price numbers adjusted to reflect the 2-for-1 forward splits of the Common Stock effected on September 8, 1995 and September 24, 2003.

(B)                                Consists of shares registered pursuant to such registration statement less the shares issued upon exercise of stock options granted under the applicable plan and covered by such registration statement.

(C)                                Estimated solely for the purpose of calculating the registration fee. Such estimate has been computed in accordance with Rule 457(c) and the third sentence of Rule 457(h)(1) based upon the average of the high and low price of the common shares of beneficial shares of Synopsys, Inc. as reported on Nasdaq National Market with respect to the shares carried over from (i) the 2005 Registration Statement on May 18, 2005; (ii) the June 2003 Registration Statement on June 10, 2003; (iii) the February 2003 Registration Statement on February 20, 2003; (iv) the July 2002 Registration Statement on July 25, 2002; (v) the January 2002 Registration Statement on January 16, 2002; (vi) the October 2001 Registration Statement on October 3, 2001; (vii) the June 2001 Registration Statement on June 12, 2001; (viii) the February 2001 Registration Statement on February 21, 2001; (ix) the 2000 Registration Statement on August 30, 2000; (x) the 1999 Registration Statement on April 26, 1999; (xi) the 1996 Registration Statement on May 1, 1996; and (xii) the 1994 Registration Statement on May 4, 1994.

(D)                               Calculated solely for the purpose of determining the amount of the registration fee pursuant to Rule 457(h) promulgated under the Securities Act. The offering price per share and aggregate offering price are based upon the weighted average exercise price of outstanding options.

STATEMENT PURSUANT TO GENERAL INSTRUCTION E TO FORM S-8

Synopsys, Inc. (the “Company” or “Registrant”) has filed this registration statement to register under the Securities Act the offer and sale of 47,497,248 common shares, par value $0.01 per share, issuable pursuant to its 2006 Employee Equity Incentive Plan (the “2006 Employee Plan”) and 450,000 common shares issuable pursuant to its 2005 Non-Employee Directors Equity Incentive Plan (the “2005 Directors Plan”).

The 2006 Employee Plan was approved and adopted at the Company’s 2006 annual meeting of shareholders held on April 25, 2006 and supersedes and replaces the Company’s 1992 Stock Option Plan, 1998 Nonstatutory Stock Option Plan and 2005 Assumed Stock Option Plan (the “Prior Plans”).

The number of shares issuable under the 2006 Employee Plan is comprised of (i) the shares remaining available for grant under the Prior Plans, (ii) the shares subject to outstanding options granted under the Prior Plans and (iii) the shares subject to options assumed by the Company in acquisitions. Shares subject to options granted under the Prior Plans that are canceled shall become available for future issuance under the 2006 Employee Plan. The Company desires to carry over to this registration statement an aggregate of 47,497,248 shares registered pursuant to the Prior Registration Statements, as defined in Note 1 above, and for which a registration statement has previously been paid.

Following the filing of this registration statement, the shares carried over from the Prior Registration Statements will no longer be available for new awards under the 1992 Stock Option Plan, 1998 Nonstatutory Stock Option Plan or 2005 Assumed Stock Option Plan, which plans were terminated as to future grants on the date of the 2006 annual meeting of stockholders.

Consequently, in accordance with the Instruction and Interpretation, as defined in Note 1 above, (1) the Company is carrying over from the Prior Registration Statements and registering the offer and sale of 47,497,248 common shares under the 2006 Employee Plan pursuant to this registration statement; (2) the registration fee of $100,424.39 for the shares being registered under the 2006 Employee Plan pursuant to this registration statement is being carried over from the Prior Registration Statements; (3) the Prior Registration Statements are being amended on a post-effective basis to reflect the transfer of an aggregate of 47,497,248 shares to this registration statement.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents filed by the Company with the Securities and Exchange Commission (“SEC”) are incorporated by reference into this Registration Statement:

(a)           The Company’s Annual Report on Form 10-K for the Company’s fiscal year ended October 31, 2005, filed with the SEC on January 12, 2006, pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

(b)           The Company’s Quarterly Report on Form 10-Q for the quarter ended January 31, 2006 filed with the SEC on March 9, 2006 and the Company’s Quarterly Report on Form 10-Q for the quarter ended April 30, 2006, filed with the SEC on June 8, 2006 pursuant to Section 13 of the Exchange Act;

(c)           The Company’s Current Reports on Form 8-K filed with the SEC on November 1, 2005, November 16, 2005, December 12, 2005, December 22, 2005, March 29, 2006 and April 27, 2006;

(d)           The Company’s Registration Statement on Form 8-A, filed with Commission on January 24, 1992, pursuant to Section 12(g) of the Exchange Act, in which there is described the terms, rights and provisions applicable to the Registrant’s Common Stock; and

(e)           The Company’s Registration Statement on Form 8-A, filed with the Commission on October 31, 1997, pursuant to Section 12(g) of the Exchange Act, and as amended on Form 8-A/A on December 13, 1999 and April 10, 2000 in which there is described the terms, rights and provisions applicable to the Registrant’s Preferred Share Purchase Rights.

All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this registration statement from the date of the filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

DESCRIPTION OF SECURITIES

Not applicable.

INTERESTS OF NAMED EXPERTS AND COUNSEL

Not applicable.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 145 of the Delaware General Corporation Law permits a corporation to include in its charter documents, and in agreements between the corporation and its directors and officers, provisions expanding the scope of indemnification beyond that specifically provided by the current law.

Article VII, Section 6 of the Company’s Bylaws provides for the indemnification of officers, directors and third parties to the fullest extent permissible under Delaware Law, which provisions are deemed to be a contract between the Company and each director and officer who serves in such capacity while such bylaw is in effect.

In addition, the Company has entered into indemnification agreements with its directors and officers as defined under Section 16 of the Exchange Act, in addition to the indemnification provided for in the Company’s Bylaws, and intends to enter into indemnification agreements with any new directors and Section 16 officers in the future. The Company has also obtained liability insurance for the benefit of its directors and officers.

EXEMPTION FROM REGISTRATION CLAIMED

Not applicable.

EXHIBITS

Exhibit Number
4.1	Amended and Restated Preferred Shares Rights Agreement dated April 7, 2000(1)

4.3	Specimen Common Stock Certificate(2)

5.1	Opinion of Cooley Godward LLP

10.31	Amended and Restated 2005 Non-Employee Directors Equity Incentive Plan(3)

10.39	2006 Employee Equity Incentive Plan(3)

23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm

23.2	Consent of Cooley Godward LLP (contained in Exhibit 5.1)

24.1	Power of Attorney (contained on the signature page)

(1)                                  Incorporated by reference from exhibit to Amendment No. 2 to the Company’s Registration Statement on Form 8-A (Commission File No. 000-19807) filed with the Securities and Exchange Commission on April 10, 2000.

(2)                                  Incorporated by reference from exhibit to the Company’s Registration Statement on Form S-1 (File No. 33-45138) which became effective February 24, 1992.

(3)                                  Incorporated by reference from exhibit of the same number to the Company’s Current Report on Form 8-K filed on April 27, 2006.

UNDERTAKINGS

1.                                      The undersigned registrant hereby undertakes:

(a)            To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)             To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)            To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)          To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference herein.

(b)            That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)            To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d)            That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)             Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)            Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)          The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)           Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

2.                                     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.                                     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mountain View, State of California, on June 9, 2006.

SYNOPSYS, INC.

By:	/s/ Aart J. de Geus
Aart J. de Geus
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Aart J. de Geus and Brian Beattie, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
	Chief Executive Officer (Principal	June 9, 2006
/s/ Aart J. de Geus	Executive Officer) and Chairman
Aart J. de Geus	of the Board of Directors

/s/ Chi-Foon Chan	President, Chief Operating Officer	June 9, 2006
Chi-Foon Chan	and Director

/s/ Brian M. Beattie	Chief Financial Officer (Principal	June 9, 2006
Brian M. Beattie	Financial Officer)

/s/ Geoff Sloma	Corporate Controller (Principal	June 9, 2006
Geoff Sloma	Accounting Officer)

/s/ Deborah A. Coleman	Director	June 9, 2006
Deborah A. Coleman

/s/ Bruce R. Chizen	Director	June 9, 2006
Bruce R. Chizen

/s/ A. Richard Newton	Director	June 9, 2006
A. Richard Newton

/s/ Sasson Somekh	Director	June 9, 2006
Sasson Somekh

/s/ Roy Vallee	Director	June 9, 2006
Roy Vallee

/s/ Steven C. Walske	Director	June 9, 2006
Steven C. Walske

EXHIBIT INDEX

Exhibit Number	Description
4.1	Amended and Restated Preferred Shares Rights Agreement dated April 7, 2000(1)

4.3	Specimen Common Stock Certificate(2)

5.1	Opinion of Cooley Godward LLP

10.31	Amended and Restated 2005 Non-Employee Directors Equity Incentive Plan(3)

10.39	2006 Employee Equity Incentive Plan(3)

23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm

23.2	Consent of Cooley Godward LLP (contained in Exhibit 5.1)

24.1	Power of Attorney (contained on the signature page)

(1)                                  Incorporated by reference from exhibit to Amendment No. 2 to the Company’s Registration Statement on Form 8-A (Commission File No. 000-19807) filed with the Securities and Exchange Commission on April 10, 2000.

(2)                                  Incorporated by reference from exhibit to the Company’s Registration Statement on Form S-1 (File No. 33-45138) which became effective February 24, 1992.

(3)                                  Incorporated by reference from exhibit of the same number to the Company’s Current Report on Form 8-K filed on April 27, 2006.